Exhibit 99.1

OVERNITE CORPORATION REPORTS RECORD REVENUE AND EARNINGS PER SHARE

RICHMOND, VA, July 20, 2005 – Overnite Corporation (NASDAQ: OVNT) today reported financial results for the quarter ended June 30, 2005.

Second Quarter

Operating revenue for the second quarter was $470.6 million, an increase of $52.1 million, or 12.4%, from $418.5 million in the second quarter of 2004.

Net income was $23.1 million in the second quarter of 2005, an increase of $6.3 million, or 37.4%, as compared to net income of $16.8 million for the second quarter of 2004. Second quarter 2005 diluted earnings per share were $0.82 as compared with diluted earnings per share of $0.60 for the second quarter of 2004, an increase of 36.7%.

Operating income for the second quarter of 2005 was $39.3 million as compared to operating income of $29.2 million in the second quarter of 2004, an increase of $10.1 million, or 34.4%.

Overnite’s operating ratio (total operating expenses divided by operating revenue) was 91.7% for the second quarter of 2005, compared to 93.0% for the second quarter of 2004.

Second quarter revenue growth reflects a 5.4% increase in tons per day coupled with a 3.9% increase in revenue per shipment, excluding fuel surcharges.

“The efforts of our employees and their focus on service and quality enabled us to have another record setting quarter. This improvement over second quarter 2004 is a significant achievement given we were overlapping last year’s very strong growth. With the continued enhancements in our customer mix, we were able to achieve record top line growth,” said Leo Suggs, Chairman, Chief Executive Officer and President of Overnite Corporation.

Six Months

Operating revenue for the first six months of 2005 was $888.5 million, an increase of $91.4 million, or 11.5%, from $797.1 million in the first six months of 2004.

Net income was $34.5 million in the first six months of 2005, an increase of $10.2 million, or 41.7%, as compared to net income of $24.3 million for the first six months of 2004. Diluted earnings per share in the first six months of 2005 were $1.22 as compared with diluted earnings per share of $0.87 for the first six months of 2004, an increase of 40.2%.

Operating income for the first six months of 2005 was $59.6 million, as compared to operating income of $43.2 million in the first six months of 2004.

Overnite’s operating ratio (total operating expenses divided by operating revenue) was 93.3% for the first six months of 2005, compared to 94.6% for the first six months of 2004.

Revenue growth in the first six months of 2005 reflects a 4.9% increase in tons per day coupled with a 4.2% increase in revenue per shipment, excluding fuel surcharges.

On May 16, Overnite and United Parcel Service, Inc. (NYSE: UPS) jointly announced a definitive agreement for UPS to acquire Overnite Corporation for $43.25 per share, or approximately $1.25 billion in cash. The Board of Directors of Overnite

Corporation has set August 4, 2005 as the date of the special meeting of Overnite shareholders to vote on a proposal to approve and adopt the agreement of merger. If Overnite shareholders approve and adopt the agreement of merger at the special meeting, the merger will close promptly thereafter.

“We close out this chapter of Overnite’s history as a public company with strong momentum,” said Leo Suggs. “We look forward to the next chapter as part of the UPS organization and the opportunities it will provide to increase the scope of services that we can offer to our customers.”

Additional information is available at Overnite’s Web site: www.ovnt.com. Overnite’s contact for investors is Mike Mahan, (804) 231-8852. Overnite’s media contact is Ira Rosenfeld, (804) 291-5362.

Overnite Corporation is one of America’s leading less-than-truckload transportation companies. Its principal operating company, Overnite Transportation Company, operates in all 50 states, Canada, Puerto Rico, Guam, the U.S. Virgin Islands and Mexico. Its other operating company, Motor Cargo, is a regional less-than-truckload carrier primarily serving the western United States, Canada and Mexico. Together, they form one of the largest less-than-truckload carriers in the United States with over 200 service centers.

FORWARD-LOOKING AND CAUTIONARY STATEMENTS

This press release contains “forward-looking statements” within the meaning of the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. These forward-looking statements include information relating to future events, future financial performance, strategy, expectations, competitive environment, regulation and availability of resources.

Forward-looking statements should not be read as a guarantee of future performance or results. Forward-looking statements are based on information available at the time and/or management’s good faith belief with respect to future events, and are subject to risks and uncertainties that could cause Overnite’s actual performance or results to differ materially from those expressed in the statements. Important factors that could cause such differences include, but are not limited to: whether Overnite shareholders approve and adopt the agreement of merger with UPS; whether Overnite and UPS are able to complete the merger; effects of the announcement and pendency of the merger on Overnite’s business; whether Overnite is fully successful in implementing its financial and operational initiatives; industry competition, conditions, performance and consolidation; legislative and/or regulatory developments; the effects of adverse general economic conditions, both within the United States and globally; any adverse economic or operational repercussions from terrorist activities, any government response thereto and any future terrorist activities, war or other armed conflicts; changes in fuel prices; changes in labor costs; labor stoppages; the outcome of claims and litigation; natural events such as severe weather, floods and earthquakes; and other factors detailed from time to time in the reports that Overnite files with the Securities and Exchange Commission (“SEC”).

Overnite assumes no obligation to update forward-looking statements to reflect actual results, changes in assumptions or changes in other factors affecting forward-looking information except to the extent required by applicable securities laws.

OVERNITE CORPORATION

CONSOLIDATED CONDENSED STATEMENTS OF INCOME (Unaudited)

(Thousands of Dollars)

	For the three months Ended June 30,
	2005	2004
Operating Revenue	$470,582	$418,528
Operating Expenses:
Salaries, wages and employee benefits	260,795	239,924
Supplies and expenses	51,118	37,443
Operating taxes	15,402	14,169
Claims and insurance	15,191	14,969
Rents and purchased transportation	50,006	45,208
Communication and utilities	5,195	4,909
Depreciation	14,594	14,874
Other	19,009	17,814

Total operating expenses	431,310	389,310

Operating Income	39,272	29,218
Other Income and Expense:
Interest expense	1,208	1,290
Other income	388	91

Income before Income Taxes	38,452	28,019
Income tax expense	15,345	11,207

Net Income	$23,107	$16,812

Net income per share – basic	$0.83	$0.61
Net income per share – diluted	$0.82	$0.60
Number of shares – basic	27,941,130	27,764,103
Number of shares – diluted	28,276,914	27,904,104
Operating Ratio	91.7%	93.0%
Number of workdays	64	64

			Actual	Work Day Adjusted
Operating Statistics			% Change
Gross Weight hauled (millions of pounds):
LTL	2,485.6	2,385.3	4.2%	4.2%
Truckload	543.7	487.7	11.5	11.5

Total	3,029.3	2,873.0	5.4%	5.4%

Shipments (000’s)
LTL	2,561.5	2,502.1	2.4%	2.4%
Truckload	37.0	34.0	8.8	8.8
Dedicated truckload	27.0	20.8	29.8	29.8

Total	2,625.5	2,556.9	2.7%	2.7%

LTL weight per LTL shipment (pounds)	970.4	953.3	1.8%
Length of Haul (miles)	777	764	1.7
LTL revenue including fuel surcharge	$408,714	$368,608	10.9
TL revenue including fuel surcharge	$32,629	$28,950	12.7
LTL revenue per CWT (including fuel surcharge)	$16.44	$15.45	6.4
LTL revenue per CWT (excluding fuel surcharge)	$14.99	$14.67	2.2
TL revenue per CWT (including fuel surcharge)	$6.00	$5.94	1.0
TL revenue per CWT (excluding fuel surcharge)	$5.31	$5.54	(4.2)

OVERNITE CORPORATION

CONSOLIDATED CONDENSED STATEMENTS OF INCOME (Unaudited)

(Thousands of Dollars)

	For the six months Ended June 30,
	2005	2004
Operating Revenue	$888,537	$797,059
Operating Expenses:
Salaries, wages and employee benefits	506,179	467,243
Supplies and expenses	95,563	69,993
Operating taxes	30,406	28,178
Claims and insurance	27,352	27,069
Rents and purchased transportation	93,071	86,369
Communication and utilities	10,809	10,444
Depreciation	29,102	29,932
Other	36,439	34,635

Total operating expenses	828,921	753,863

Operating Income	59,616	43,196
Other Income and Expense:
Interest expense	2,559	2,636
Other income	462	130

Income before Income Taxes	57,519	40,690
Income tax expense	23,013	16,344

Net Income	$34,506	$24,346

Net income per share – basic	$1.23	$0.88
Net income per share – diluted	$1.22	$0.87
Number of shares – basic	27,940,911	27,763,024
Number of shares – diluted	28,246,525	27,870,300
Operating Ratio	93.3%	94.6%
Number of workdays	127	128

			Actual	Work Day Adjusted
Operating Statistics			% Change
Gross Weight hauled (millions of pounds):
LTL	4,737.4	4,590.0	3.2%	4.0%
Truckload	1,006.8	926.6	8.7	9.5

Total	5,744.2	5,516.6	4.1%	4.9%

Shipments (000’s)
LTL	4,905.8	4,838.1	1.4%	2.2%
Truckload	69.1	64.5	7.1	8.0
Dedicated truckload	51.7	41.0	26.1	27.1

Total	5,026.6	4,943.6	1.7%	2.5%

LTL weight per LTL shipment (pounds)	965.7	948.7	1.8%
Length of Haul (miles)	776	769	0.9
LTL revenue including fuel surcharge	$771,052	$702,657	9.7
TL revenue including fuel surcharge	$61,478	$53,309	15.3
LTL revenue per CWT (including fuel surcharge)	$16.28	$15.31	6.3
LTL revenue per CWT (excluding fuel surcharge)	$14.93	$14.60	2.3
TL revenue per CWT (including fuel surcharge)	$6.11	$5.75	6.3
TL revenue per CWT (excluding fuel surcharge)	$5.45	$5.44	0.2

OVERNITE CORPORATION

CONSOLIDATED CONDENSED STATEMENTS OF FINANCIAL POSITION

(Unaudited)

	(Thousands of Dollars) As of
Assets	June 30, 2005	December 31, 2004
Current Assets
Cash and cash equivalents	$29,971	$20,774
Accounts receivable	205,109	171,804
Other current assets	49,760	59,624

Total current assets	284,840	252,202
Net properties	520,780	522,548
Total other assets	100,901	112,650

Total assets	$906,521	$887,400

Liabilities and Common Shareholders’ Equity
Current liabilities	$221,949	$200,121
Non-current liabilities:
Long term debt	75,625	95,625
Other non-current liabilities	155,957	175,118

Total non-current liabilities	231,582	270,743
Common shareholders’ equity	452,990	416,536

Total liabilities and common shareholders’ equity	$906,521	$887,400

OVERNITE CORPORATION

CONSOLIDATED CONDENSED STATEMENTS OF CASH FLOWS (Unaudited)

	(Thousands of Dollars)
	Six Months Ended June 30, 2005	Six Months Ended June 30, 2004
Cash provided by operating activities:
Net income	$34,506	$24,346
Depreciation	29,102	29,932
Change in current assets and liabilities	2,412	(12,141)
Other	(3,823)	7,908

Cash provided by operating activities	62,197	50,045

Cash used in investing activities:
Capital investment, net of sales proceeds	(27,249)	(14,818)

Cash used in investing activities	(27,249)	(14,818)

Cash provided by (used in) financing activities:
Repayment of debt	(20,000)	(7,250)
Cash overdrafts	(3,491)	—
Dividends paid to shareholders	(2,260)	(2,240)

Cash provided by (used in) financing activities	(25,751)	(9,490)

Net change in cash:	9,197	25,737
Cash at beginning of period	20,774	11,068

Cash at end of period	$29,971	$36,805

Additional Information about the Merger

In connection with the merger, Overnite has filed with the SEC a definitive proxy statement. In addition, UPS and Overnite will file other relevant documents concerning the merger with the SEC. We urge you to read the definitive proxy statement and any other relevant documents when they become available because they will contain important information about UPS, Overnite and the merger. You will be able to obtain the documents free of charge at the SEC’s Website, http://www.sec.gov. Documents filed by UPS with the SEC can be obtained by contacting UPS at the following address and telephone number: 55 Glenlake Pkwy. NE, Atlanta, GA 30328, 404-828-6000. Documents filed by Overnite with the SEC can be obtained by contacting Overnite at the following address and telephone number: 1000 Semmes Ave., Richmond, VA 23224, 804-231-8852. We urge you to read the definitive proxy statement and any other relevant documents when they become available carefully before making a decision concerning the merger.

Overnite and its directors and executive officers may be deemed to be participants in the solicitation of proxies from the shareholders of Overnite in connection with the merger. Information about the directors and executive officers of Overnite and their ownership of Overnite common stock is set forth in Overnite’s definitive proxy statement as filed with the SEC.